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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    Form 8-K

                                 Current Report

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported) May 6, 2002


                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)

           New York                          1-2328                   36-1124040
(State or other jurisdiction of     (Commission file number)       (I.R.S. employer
        incorporation)                                          identification number)

                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

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ITEM 5.  OTHER EVENTS

         On May 6, 2002, GATX Corporation issued the following press release:

         CHICAGO, May 6 -- GATX Corporation (NYSE:GMT) today stated that the Federal Railroad Administration (FRA) issued a Railworthiness Directive relating to a certain class of tank cars that were built or modified with reinforcing bars by GATX Rail prior to 1974. In its Directive, the FRA indicated that cars within this class must be inspected, and repaired if necessary, according to an FRA approved maintenance plan.

         The FRA has approved a plan under which the affected cars will be inspected and, if necessary, a determination will be made regarding repair, retrofit, or scrapping of the cars. GATX is taking steps to maintain efficient customer service during the inspection process, including the use of existing idle cars or new cars to replace those affected by this Directive.

         GATX Rail stated that approximately 4,200 of its owned railcars are affected by this Directive. The affected cars represent approximately 3% of GATX Rail's total North American fleet, account for approximately $4 million of GATX Rail's $3.8 billion investment in rail assets, and were expected to generate approximately 1%, or $9 million, of GATX Rail's expected 2002 revenue. The revenue contribution associated with these cars over the next several years was anticipated to decline due to their planned retirement. GATX Rail stated that the net income effect of the Directive is expected to be less than $10 million after-tax in 2002, and is not expected to be material in years thereafter.

          GATX Rail ceased manufacturing railcars in 1983. Prior to that time, GATX Rail manufactured cars for its own leasing business and for third-party customers. This Directive applies to the affected cars manufactured and owned by GATX Rail and to cars in the affected class that are currently owned by third parties. GATX is making efforts to contact current third-party car owners to inform them of this Directive.
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COMPANY DESCRIPTION

GATX Corporation (NYSE: GMT) is a specialized finance and leasing company. It uniquely combines asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, information technology leasing, venture finance and diversified finance

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 19995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions, aircraft and railcar lease rate and utilization levels, conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; unanticipated costs or issues arising from the Federal Railroad Administration's Railworthiness Directive HM-04; competitors in the rail and air markets who may have access to capital at lower costs that GATX; additional potential write-downs and/or provisions within GATX's portfolio; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
ANALYSTS AND INVESTORS
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate information and press releases may be found at http://www.gatx.com. A variety of current financial information, historical financial information, press releases and photographs are available at this site.

(5-06-02)
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     GATX CORPORATION
                                                -------------------------
                                                       (Registrant)

                                                     /s/ Brian Kenney
                                                -------------------------
                                                     Brian A. Kenney

                                                Senior Vice President and
                                                 Chief Financial Officer

                                                (Duly Authorized Officer)



Date:  May 6, 2002